kkleis

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 10/10/2017

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	001-33126	61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky	42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINICIPAL OFFICERS.

(b)A director of the Company, Barry D. Bray, notified the Board of Directors on October 10, 2017 of his resignation as a director of the Company and of Citizens First Bank, effective October 19, 2017.   Mr. Bray’s decision to resign was based on personal matters and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Bray currently serves as Vice Chairman of the Board and has served on all major committees of the Board of Directors. At the time of this filing Mr. Bray serves on the Audit, Compensation and Executive Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)

By:	/s/ M. Todd Kanipe
M. Todd Kanipe
President and Chief Executive Officer

Date: October 12, 2017